UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6140 Plumas Street, Reno, Nevada		89519-6075
(Address of Principal Executive Offices)		(Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ORA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

2

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Counsel Transition

On January 24, 2022, Ormat Technologies, Inc. (the “Company”), and Hezi Kattan, General Counsel of the Company, agreed that he would step down from his position as General Counsel. The Company thanks Mr. Kattan for his contributions in this role.

On January 25, 2022, Jessica Woelfel, Interim General Counsel and Chief Compliance Officer of the Company, was appointed to serve permanently as General Counsel and Chief Compliance Officer, effective immediately. Ms. Woelfel, 45, has served as the Company’s Interim General Counsel and Chief Compliance Officer since March 2021. From January 2019 to March 2021, Ms. Woelfel served as Vice President, U.S. Legal for the Company’s business in the United States. Ms. Woelfel has nearly 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, NV, and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, CA. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

Item 9.01.          Financial Statements and Exhibits.

Exhibit	Description of Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Doron Blachar
Name:	Doron Blachar
Title:	Chief Executive Officer

Date: January 27, 2022